UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 29, 2005

AMYLIN PHARMACEUTICALS, INC

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9360 Towne Centre Drive, Suite 110 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Amylin Pharmaceuticals, Inc. announces that BYETTA™ (exenatide) injection will be available to wholesalers at $147.00 for each 5 microgram per dose pen, and $172.50 for each 10 microgram per dose pen.  Each pen contains a 30 day supply of BYETTA.  Amylin expects BYETTA to be available to pharmacies by June 1, 2005.

This report contains forward-looking statements about Amylin. The Company’s actual results could differ materially from those discussed in this report due to a number of risks and uncertainties, including that BYETTA may not prove to be an important new therapeutic option, BYETTA may not be commercially available by June 1, 2005, or BYETTA may be affected by unexpected new data or technical issues. The potential for BYETTA may also be affected by government and commercial reimbursement and pricing decisions, the pace of market acceptance, patient adherence to recommended dosing regimens, and any issues related to manufacturing and supply. These and additional risks and uncertainties are described more fully in the Company’s recently filed Annual Report on Form 10-K under the heading “Risk Factors Related to Our Business”.  Amylin undertakes no duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: April 29, 2005	By:	/S/ MARK G. FOLETTA
Mark G. Foletta
Vice President, Finance and
Chief Financial Officer